UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT
OF 1934
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DIGITALGLOBE, INC.

(Name of Registrant as Specified in Its Charter)

N/A

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April 7, 2010

Dear Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the 2010 Annual Meeting of Stockholders of DigitalGlobe, Inc., to be held at The Boulderado Hotel, 2115 Thirteenth Street, Boulder, Colorado 80302 on Wednesday, May 19, 2010, at 9:00 a.m. Mountain Daylight Time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

During the Annual Meeting, stockholders will hear a brief presentation on the business by the senior management of DigitalGlobe and will have the opportunity to ask questions. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage-prepaid envelope. Alternatively, as discussed in Section I of the Proxy Statement, you are eligible to vote electronically over the Internet or by telephone. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

On behalf of the Board of Directors, thank you for your continued support of DigitalGlobe. We look forward to seeing you on May 19, 2010.

Sincerely,

Jill D. Smith
President, Chief Executive Officer and
Chairman of the Board of Directors
DIGITALGLOBE, INC.
1601 Dry Creek Drive, Suite 260
Longmont, Colorado 80503
(303) 684-4000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2010

To the Stockholders of DigitalGlobe, Inc.:

The Annual Meeting of Stockholders of DigitalGlobe, Inc. will be held at The Boulderado Hotel, 2115 Thirteenth Street, Boulder, Colorado 80302 on Wednesday, May 19, 2010, at 9:00 a.m. Mountain Daylight Time, for the following purposes:

1. To vote for the election of three directors to our Board of Directors, each for a three-year term expiring at the Annual Meeting in 2013 and until their successors are duly elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on March 23, 2010, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

The Company has elected to use the “Full Set Delivery Option” for the 2010 Annual Meeting. Accordingly, you will receive all Company proxy materials as part of this mailing. Specifically, included in these materials are, this Notice of Annual Meeting of Stockholders, the Proxy Statement, the proxy card to be used for voting, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Your vote is very important. Please promptly return the enclosed proxy card or submit your proxy by the Internet or telephone as described in Section I of the Proxy Statement. Submitting your proxy now will not limit your right to vote in person at the annual meeting if you desire to do so, as your proxy is revocable at your option.

By Authorization of the Board of Directors,

Sincerely,

J. Alison Alfers
Senior Vice President, Secretary and General Counsel
Longmont, Colorado
April 7, 2010

PROXY STATEMENT

We are sending this Proxy Statement to you, the stockholders of DigitalGlobe, Inc. (the “Company”), a Delaware corporation, as part of our Board of Directors’ solicitation of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 19, 2010, at 9:00 a.m. Mountain Daylight Time, and at any postponement or adjournment thereof. This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about April 7, 2010.

We are enclosing a copy of our Annual Report on Form 10-K for the year ended December 31, 2009, which includes our 2009 financial statements. The Annual Report is not, however, part of the proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 19, 2010: This Proxy Statement and our Annual Report to Stockholders on Form 10-K for the year ended December 31, 2009 are also available electronically on our website at http://www.proxydocs.com/DGI.

We have organized this year’s Proxy Statement into three sections. You should read all three sections.

Section I. Questions and answers:  this section provides answers to frequently asked questions.

Section II.  Proxy proposals: this section provides information about the proposals to be voted on at the Annual Meeting.

Section III.  Other required information: this section provides information that is required by law to be included in our Proxy Statement and which has not otherwise been included in Sections I and II.

SECTION I.
QUESTIONS AND ANSWERS

What am I voting on?

At the Annual Meeting, our stockholders will be voting on the following proposals:

1. the election of three directors (Paul M. Albert, Jr., Jill D. Smith and James M. Whitehurst) to our Board of Directors, each for a three-year term expiring at our Annual Meeting in 2013 and until their successors are duly elected and qualified;

2. the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

3. any other business properly raised at the meeting or any postponement or adjournment thereof.

How does the Board of Directors recommend I vote on each of the proposals?

Our Board of Directors recommends you vote FOR election to our Board of Directors of each of the three nominees for director named in Proposal 1 and FOR Proposal 2 to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, as described in Section II of this Proxy Statement.

When and Where is the Annual Meeting?

The Annual Meeting will be held Wednesday May 19, 2010, at The Boulderado Hotel, 2115 Thirteenth Street, Boulder, Colorado 80302 at 9:00 a.m. Mountain Daylight Time.

Who can attend the Annual Meeting?

All stockholders as of March 23, 2010, the record date, can attend the Annual Meeting. You will need to have a valid picture identification to be admitted. If your shares are held through a broker, bank or nominee (that is, in

“street name”), you are considered the beneficial holder of such shares and if you would like to attend the Annual Meeting, you will need to contact your bank or broker and request a “legal proxy”. You must bring the legal proxy to the Annual Meeting along with your valid picture identification. In order to expedite admission to the Annual Meeting, you are encouraged to register in advance by following the “Advance Registration Instructions” of these materials.

Who is entitled to vote at the meeting?

Stockholders of record as of the close of business on March 23, 2010, which is known as the record date, are entitled to vote at the Annual Meeting. If you are the beneficial owner of shares held in “street name” through a broker, bank or nominee, the proxy materials are being forwarded to you by your broker, bank or nominee together with a voting instruction form. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit a proxy in advance of the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.

How do I vote?

You can vote on matters that properly come before the Annual meeting in one of four ways: by submitting a proxy by mail, or via the Internet, or by telephone, or by voting your shares in person at the meeting.

To submit a proxy by mail, please sign and date each proxy card or voting form you receive and return it in the postage-paid envelope. If you are a stockholder of record and return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR election to our Board of Directors of each of the three nominees for director named in Proposal 1 and FOR Proposal 2 to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, as outlined in Section II of this Proxy Statement.

To submit a proxy via the Internet or by telephone, please refer to the instructions on the accompanying proxy card. If your shares are registered in the name of a bank, brokerage firm or other nominee, you also are eligible to submit voting instructions electronically over the Internet or by telephone. Your broker voting instruction form will provide instructions for such alternative methods of voting. If you submit your proxy via the Internet or by telephone, you do not have to return your voting form by mail. You have the right to revoke your proxy at any time before your shares are actually voted at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy by:

•	notifying our corporate Secretary (J. Alison Alfers) in writing;

•	signing and returning a later-dated proxy card;

•	submitting a new proxy electronically via the Internet or by telephone; or

•	voting in person at the Annual Meeting.

If you are the beneficial owner of shares held in “street name” by a broker, bank or nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

How will voting on any other business be conducted?

Other than the proposals described in Section II of this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting or any postponement or adjournment thereof, your proxy, if properly submitted, authorizes J. Alison Alfers, our Secretary and General Counsel, and Yancey L. Spruill, our Chief Financial Officer and Treasurer, to vote in their discretion on those matters.

Who will count the vote?

Representatives of American Stock Transfer and Trust Company will serve as the inspector of election at the Annual Meeting and will count the vote.

Who will bear the cost of soliciting votes?

The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs would include the expense of preparing and mailing proxy solicitation materials and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically, through the Internet or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We may generate other expenses in connection with the solicitation of proxies.

What does it mean if I receive more than one proxy card or voting form?

It probably means your shares are registered differently and are in more than one account. Please sign and return each proxy card or voting form you received. Or, submit your proxy or voting instructions electronically or by telephone by following the instructions set forth on each proxy card or voting form to ensure that all your shares are voted.

How many shares can vote?

As of the record date, March 23, 2010, 45,492,424 shares of our common stock were outstanding. Each share of our common stock outstanding and each unvested share of restricted stock with voting rights on the record date is entitled to one vote on each of the three director nominees and one vote on each other matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

What is the voting requirement to approve each of the above matters?

For each of the matters, including the election of the nominees for director, approval will require the affirmative vote of stockholders holding a majority of those shares present or represented at the meeting and entitled to vote on the matter.

Each stockholder will be entitled to vote the number of shares of common stock held as of the record date by that stockholder for each director position to be filled. Stockholders will not be allowed to cumulate their votes in the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

What constitutes a quorum?

A quorum is a majority of the shares of our common stock outstanding on the record date, present in person or by proxy, and entitled to vote at the Annual Meeting. Because there were 45,492,424 eligible votes as of the record date, we will need at least 22,746,213 votes present in person or by proxy at the Annual Meeting for a quorum to exist.

What happens if my shares are held by a broker?

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, that person will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as broker non-votes). The election of directors is a “non-discretionary” item. Accordingly, if you do not give instructions to your broker, your shares will not be voted with respect to the director election. All other proposals outlined in Section II of this Proxy Statement are considered discretionary and may be voted upon by your broker if you do not give instructions.

How will “broker non-votes” and abstentions be treated?

“Broker non-votes” are shares held by brokers for which the broker lacks discretionary power to vote and never received voting instructions from the beneficial owner of the shares. Broker non-votes are counted for purposes of calculating a quorum. However, when the broker notes on the proxy card that it lacks discretionary authority to vote shares on a particular proposal and has not received voting instructions from the beneficial owner, those shares are not deemed to be entitled to vote for the purpose of determining whether stockholders have approved the matter and, therefore, will not be counted in determining the outcome for that particular proposal.

As described above, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. For all other proposals, a properly executed proxy marked “ABSTAIN” with respect to the proposal has the same effect as a vote against the matter. In both cases, a properly executed proxy marked “WITHHOLD AUTHORITY” or “ABSTAIN” will be counted for purposes of determining whether a quorum is present.

When must notice of business to be brought before an annual meeting be given and when are stockholder proposals due for the 2011 Annual Meeting?

Advance Notice Procedures Under our bylaws, business, including director nominations, may be brought before an annual meeting if it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the discretion of our Board of Directors or by a stockholder entitled to vote who has delivered notice to our corporate secretary (containing certain information specified in our bylaws) not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (for next year’s annual meeting, no earlier than the close of business on January 20, 2011, and no later than the close of business on February 19, 2011). These requirements are separate from and in addition to the requirements of the U.S. Securities and Exchange Commission (the “SEC”) that a stockholder must meet in order to have a stockholder proposal included in next year’s Proxy Statement.

Stockholder Proposals for the 2011 Annual Meeting.  If you are submitting a proposal to be included in next year’s Proxy Statement, you may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by our corporate secretary at our executive offices no later than February 19, 2011.

How do I obtain a copy of the Annual Report on Form 10-K that DigitalGlobe filed with the SEC?

A copy of our most recent Annual Report on Form 10-K has been included with this proxy material. If you desire another copy of our Annual Report on Form 10-K, we will provide one to you free of charge upon your written request to our General Counsel at 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503, or you may access it on our Investor Relations website at http://investor.digitalglobe.com.

How may I obtain a separate set of proxy materials?

If you share an address with another stockholder, you may receive only one set of proxy materials (including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2009) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials, please request the additional copies by contacting our General Counsel at 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503, or by

telephone at 303-684-4000. A separate set of proxy materials will be sent promptly following receipt of your request.

If you are a stockholder of record and wish to receive a separate set of proxy materials in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of this Proxy Statement or our Annual Report on Form 10-K for the year ended December 31, 2009 and you desire to receive one copy in the future, please contact our General Counsel at 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503, or by telephone at 303-684-4000.

If you hold shares beneficially in street name, please contact your broker, bank or nominee directly if you have questions, require additional copies of this Proxy Statement or our Annual Report on Form 10-K for the year ended December 31, 2009.

SECTION II.
PROXY PROPOSALS

1.	ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight directors. Our Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms. At this year’s Annual Meeting, we will be electing three directors, each to serve a term of three years expiring at our 2013 Annual Meeting and until his or her successor is duly elected and qualified.

Each of the nominees, Paul M. Albert, Jr., Jill D. Smith and James M. Whitehurst, is presently a Class I member of our Board of Directors. The Board of Directors, acting upon the recommendation of the Governance and Nominating Committee, recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as members of our Board of Directors.

The five directors whose terms do not expire in 2010 are expected to continue to serve after the Annual Meeting until such time as their respective terms of office expire and their successors are duly elected and qualified.

If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the person named as proxy on the proxy card will vote for such substitute nominee or nominees as our Board of Directors recommends, or vote to allow the resulting vacancy to remain open until filled by our Board of Directors, as our Board of Directors recommends. Each of the nominees has consented to be named in this Proxy Statement and to serve if elected.

It is the policy of the Board that all directors are encouraged to attend the Annual Meeting. Such attendance is not mandatory.

Following is biographical information about each nominee and each director.

Nominees

Each of the nominees for director has been approved by the Board, upon the recommendation of the Governance and Nominating Committee, for submission to the stockholders. All nominees are currently serving on the Board.

In evaluating candidate qualifications for service on the Board and its committees, the Governance and Nominating Committee considers several factors, including professional experience, educational background, the candidate’s other time commitments, prior performance history on the Board (if applicable), and the candidate’s independence. Please see Section III of this Proxy Statement, Required Information, Director Meetings and Committees, Governance and Nominating Committee, for a more detailed discussion on director nomination considerations.

The individuals standing for election are:

Paul M. Albert, Jr., age 67, has served as a director of DigitalGlobe since 1999. Mr. Albert is Chairman of Albert Investments, which oversees family financial activities, and a corporate director. From 1996 to 2006, he was a finance and capital markets consultant engaged primarily by global financial institutions as an educator of their bankers and as an expert witness on their behalf in litigation. He was a director of SpectraSite Inc. from 2003 to 2005, when it merged with American Tower Corporation, and then served on the Board of American Tower Corporation until 2006. Prior to this, he was a director of CAI Wireless Systems, Inc. and of Teletrac Inc. In his capacity as a corporate director, he has served on audit, compensation, finance, governance and operating committees, often as committee chairman Mr. Albert has also served as a director of the New York Chapter of the National Association of Corporate Directors (NACD) since 2003, and was elected in 2010 to serve as a Director of the Connecticut Chapter of the NACD. From 1970 to 1996, he was an investment banker, holding senior officer positions at Morgan Stanley & Co. Incorporated and Prudential Securities. He has an A.B. from Princeton University and an M.B.A. from Columbia University Business School.

In considering Mr. Albert for nomination, the Board noted Mr. Albert’s institutional knowledge of the Company, his tenure and contributions as chair of the Company’s Audit Committee, his status as a qualified financial expert under applicable SEC regulations, his overall board of director experience, and his extensive experience with U.S. and international capital markets. The Board also noted that Mr. Albert met all SEC and New York Stock Exchange independence requirements for board and committee service, and that Mr. Albert was not currently serving on any other Boards. Given the Company is a newly public company and that both management and other members of the Board have had a relatively short tenure with the Company, the Board believes that Mr. Albert’s long standing experience with the Company, and in particular his knowledge and expertise with regard to the Company’s financial reporting history and business practices will contribute to the Company’s governance abilities.

Mr. Albert was designated for consideration for nomination by Morgan Stanley & Co. Incorporated pursuant to an investor agreement by and between us and Morgan Stanley, or the Morgan Stanley Investor Agreement, described more fully below.

Jill D. Smith, age 51, joined DigitalGlobe in 2005 and currently serves as our President and Chief Executive Officer, as well as Chairman of our Board of Directors. Prior to joining us, from March 2005 to October 2005, Ms. Smith was President and Chief Executive Officer of Gomez, Inc., a provider of on-demand web application experience management solutions, and prior to that, from 2001 to 2005, Ms. Smith was President and Chief Executive Officer of eDial, a provider of conferencing and collaboration solutions that was acquired by Alcatel. Prior to eDial, she was Chief Operating Officer of Micron Electronics, Inc. Prior to Micron, Ms. Smith co-founded and led Treacy & Company, LLC, a boutique consulting and investment business, and was Chief Executive Officer of SRDS, L.P., a privately held publishing company. Prior to this, she held senior level positions at Sara Lee Corporation and Bain & Company. Ms. Smith holds a Bachelor of Arts in Business Studies from London Guildhall University and a Master of Science in Business Administration from the MIT Sloan School of Management.

In considering Ms. Smith for nomination to the Board, the Board noted Ms. Smith’s position as Chief Executive Officer of the Company. The Board believes it is appropriate to have the Chief Executive Officer of the Company on the Board to facilitate more detailed discussion around the Company’s strategic objectives, internal controls, risk assessment and management, and overall performance. The Board believes that the skills and experience that Ms. Smith brings to the position of Chief Executive Officer, including leadership in building growth companies, apply equally to her ability to serve the stockholders of the Company as a member of the Board of Directors.

Ms. Smith is not considered an independent director and, accordingly, she does not serve on any Board committees and is not compensated for her service as a director.

James M. Whitehurst, age 42, joined the DigitalGlobe Board of Directors in August 2009. Mr. Whitehurst is President and CEO of Red Hat, the maker of Linux and other enterprise software, a position he has held since January 2008. Mr. Whitehurst previously served as Chief Operating Officer for Delta Air Lines from July 2005 to

August 2007, and as Chief Network and Planning Officer from May 2004 to July 2005. From 2002 to 2004, Mr. Whitehurst served as Senior Vice President — Finance, Treasury & Business Development for Delta. Prior to joining Delta, Mr. Whitehurst held multiple positions of increasing authority at the Boston Consulting Group. Mr. Whitehurst holds a Bachelor of Arts in economics and computer science from Rice University, a General Course Degree from the London School of Economics, and a Master of Business Administration from Harvard Business School.

In considering Mr. Whitehurst for nomination to the Board, the Board noted Mr. Whitehurst’s significant experience as a top senior executive at both a large publicly traded company, Delta Air Lines, as well as with a high growth software company, Red Hat. The Board believes Mr. Whitehurst’s experience within these diverse business environments allow him to bring valued insight and expertise to the Company, particularly with regard to development and execution of the Company’s strategy. In addition, Mr. Whitehurst brings significant experience with risk assessment and risk management, gained through his role as Chief Operating Officer of Delta Air Lines, as well as in his current position with Red Hat. The Board also noted that Mr. Whitehurst was not serving on any other Boards and had confirmed his time availability for service on the Company’s Board. Mr. Whitehurst also meets all SEC and NYSE requirements of independence, as well as the SEC requirements for qualified financial experts.

Mr. Whitehurst was designated for consideration for nomination by Morgan Stanley & Co. Incorporated pursuant to the Morgan Stanley Investor Agreement, described more fully below.

The Board of Directors unanimously recommends that stockholders vote FOR each of the nominees set forth above.

Other Directors

The following persons represent the members of our Board of Directors whose terms of office do not expire until after the Annual Meeting and who are therefore not standing for re-election at the Annual Meeting:

			Annual Meeting at
Name	Age	Position	Which Term Expires

General Howell M. Estes III	68	Class II Director	2011
Alden Munson Jr.	67	Class II Director	2011
Eddy Zervigon	41	Class II Director	2011
Nick S. Cyprus	56	Class III Director	2012
Warren C. Jenson	53	Class III Director	2012

General Howell M. Estes III, age 68, has served as a director of DigitalGlobe since 2007. General Estes is the President of Howell Estes & Associates, Inc., a consulting firm engaged primarily by aerospace companies worldwide. He is chairman of the Board of Directors of Federal Employee Support for CFC Charitable Giving, Inc. In addition, General Estes serves on the Board of Trustees for The Aerospace Corporation and Boards of Directors of Analytical Graphics, Inc., and the Air Force Academy Foundation. From 1965 to 1998, he served in the U.S. Air Force. At the time of his retirement from the Air Force, he was Commander-in-Chief of the North American Aerospace Defense Command and the United States Space Command and also Commander of the Air Force Space Command. In addition to a Bachelor of Science Degree from the Air Force Academy, he holds a Master of Arts Degree in Public Administration from Auburn University and is a graduate of the Program for Senior Managers in Government at Harvard’s JFK School of Government.

In considering the eligibility of General Estes for continued service on the Board, the Board noted that General Estes brings to the Board a combination of military and defense experience, and general business experience, that make him uniquely qualified to contribute to matters involving the Company’s defense and intelligence business segment. In addition, General Estes has significant board of director experience and key leadership experience gained from his military career. The Board also noted that General Estes possesses the security clearances necessary to allow him to be briefed on the Company’s classified business, thus allowing the Board to have insight into to all aspects of the Company’s business. General Estes meets all SEC and NYSE qualifications for independence, and has demonstrated through past performance his availability and willingness to spend the necessary time on Company matters.

Alden Munson Jr., age 67, has served as a director of DigitalGlobe since 2009. Mr. Munson is a Senior Fellow at the Potomac Institute for Policy Studies. From May 2007 to June 2009, Mr. Munson served in the U.S. Intelligence Community, where he was the Deputy Director of National Intelligence for Acquisition. From 2000 to 2007, Mr. Munson was an independent consultant to government and industry on defense, space, and intelligence matters. He had an association with the investment banking firm Windsor Group from 2000 to 2004. From 1997 to 1999, Mr. Munson served as Senior Vice President and Group Executive of the Information Systems Group at Litton Corp. and, previously, from 1973 to 1997, as Vice President in various groups within TRW Inc., including the System Integration Group, the Space and Electronics Group and the Information Systems Group. He began his career at the Aerospace Corporation, where from 1966 to1973 he provided system engineering support on space and intelligence programs. Mr. Munson was named a Pioneer of National Reconnaissance in 2000 and received the National Intelligence Distinguished Service Medal in 2009. Mr. Munson earned a Bachelor of Science with distinction and departmental honors in mechanical engineering from San Jose State University (SJSU), and a Master of Engineering in mechanical engineering from the University of California at Berkeley.

In considering the eligibility of Mr. Munson for continued service on the Board, the Board noted that Mr. Munson’s background and experience in leadership positions within U.S. government intelligence agencies brings to the Board specialized expertise regarding the use of Company products and services by the U.S. government defense and intelligence agencies. The Board observed that this insight is particularly helpful for evaluating strategic considerations given the proportion of the Company’s business that is derived from the defense and intelligence segment. The Board also noted the depth of Mr. Munson’s business experience gained from over thirty years of working with private sector aerospace and defense contractors. Mr. Munson also meets all SEC and NYSE independence requirements and is not currently serving on any other Boards of Directors.

Eddy Zervigon, age 41, has served as a director of DigitalGlobe since 2004. Mr. Zervigon is a Managing Director of Morgan Stanley & Co. Incorporated in the Principal Investments Group and has been with Morgan Stanley & Co. Incorporated since 1997. Mr. Zervigon also serves as a director of Stadium Capital and Bloom Energy. Mr. Zervigon has a Bachelor of Arts from Florida International University and a Master of Business Administration from the Amos Tuck School of Business at Dartmouth College. Mr. Zervigon is also a certified public accountant.

In considering the eligibility of Mr. Zervigon for continued service on the Board, the Board noted that Mr. Zervigon brings to the Board significant institutional knowledge regarding the Company, having represented the interests of the Company’s largest stockholder, Morgan Stanley & Co., Incorporated since 2004. The Board also took note of the fact that Mr. Zervigon meets the SEC requirements for a qualified financial expert, and while he is precluded from serving on any Board committees due to a lack of independence, the Board considers such qualifications to have significant merit in contributing to the overall level of financial reporting experience on the Board. Mr. Zervigon has also demonstrated through past performance his willingness and ability to commit necessary time and resources to Company matters.

Mr. Zervigon was designated for consideration for nomination by Morgan Stanley & Co. Incorporated pursuant to the Morgan Stanley Investor Agreement, described more fully below.

Mr. Zervigon is not considered an independent director and, accordingly, he does not serve on any Board committees and is not compensated by the Company for his service on the Board.

Nick S. Cyprus, age 56, joined the Board of Directors of DigitalGlobe in 2009. Mr. Cyprus is Vice President, Controller and Chief Accounting Officer of General Motors Corporation. Prior to joining General Motors Corporation, from May 2004 to March 2006, Mr. Cyprus served as Senior Vice President, Controller, and Chief Accounting Officer of Interpublic Group of Companies. From 1999 to 2004, Mr. Cyprus was Vice President, Controller, and Chief Accounting Officer at AT&T Corporation. Mr. Cyprus holds a Master’s Degree in Business

Administration from New York University’s Stern School of Business and a Bachelor of Science Degree in Accounting from Fairleigh Dickinson University in New Jersey. Mr. Cyprus is also a certified public accountant.

In considering the eligibility of Mr. Cyprus for continued service on the Board, the Board noted that Mr. Cyprus brings to the Board extensive financial reporting and internal controls experience, having served as the Chief Accounting Officer for several large publicly traded companies, including his current position with General Motors Corporation. In addition, Mr. Cyprus is a certified public accountant and meets all SEC requirements for qualified financial experts. The Board also took note of the fact that Mr. Cyprus’ experience includes risk management as well as financial oversight. The Board believes that Mr. Cyprus’ skills and experience significantly contribute to the financial and risk management expertise of the Board. Mr. Cyprus does not currently serve on any other Boards of Directors and has confirmed to the Board his availability and commitment to spending the time necessary on Company matters. Mr. Cyprus meets the independence requirements of the NYSE and SEC.

Mr. Cyprus was designated for consideration for nomination by Morgan Stanley & Co. Incorporated pursuant to the Morgan Stanley Investor Agreement, described more fully below.

Warren C. Jenson, age 53, has served as a director of DigitalGlobe since 2008. Mr. Jenson is Chief Financial Officer for Silver Spring Networks. From 2002 to 2008, Mr. Jenson served as Executive Vice President, Chief Financial Officer and Administrative Officer of Electronic Arts Inc. Before joining Electronic Arts, Mr. Jenson served as the Senior Vice President and Chief Financial Officer for Amazon.com, Inc. from 1999 to 2002. From 1998 to 1999, he served as the Chief Financial Officer and Executive Vice President for Delta Air Lines. Prior to that, he worked in several positions as part of the General Electric Company. Most notably, he served as Chief Financial Officer and Senior Vice President for the National Broadcasting Company, a subsidiary of General Electric. He has a Bachelor of Science in Accounting and a Master of Accountancy-Business Taxation from Brigham Young University.

In considering the eligibility of Mr. Jenson for continued service on the Board, the Board noted that Mr. Jenson brings to the Board significant strategic, operational and financial reporting and internal controls experience, having served as the Chief Financial Officer for several large publicly traded companies. In addition, the Board considered Mr. Jenson’s experience in the media content business, having worked at NBC, Amazon.com and Electronic Arts, noting that such experience has value to the Company as it continues to develop its commercial business unit. Mr. Jenson also meets the applicable SEC requirements for qualified financial experts, providing additional depth to the financial experience of the Board. Mr. Jenson does not currently serve on any other Boards of Directors and has confirmed to the Board his availability and commitment to spending the time necessary on Company matters. Mr. Jenson also meets the independence requirements of the NYSE and SEC.

Mr. Jenson was designated for consideration for nomination by Morgan Stanley & Co. Incorporated pursuant to the Morgan Stanley Investor Agreement, described more fully below.

Investor Agreement

On April 28, 2009, we entered into an Investor Agreement with an affiliate of Morgan Stanley & Co. Incorporated. For so long as Morgan Stanley & Co. Incorporated or its affiliates continue to be the record and beneficial owner of shares representing 25% or more of our outstanding common stock, Morgan Stanley & Co. Incorporated or its affiliates will have the right to designate for nomination five of the nine nominees for our Board of Directors, at least three of whom must be independent under the NYSE rules. For so long as Morgan Stanley & Co. Incorporated or its affiliates continues to be the record and beneficial owner of shares representing less than 25% but 20% or more of our outstanding common stock, Morgan Stanley & Co. Incorporated or its affiliates will have the right to designate for nomination four members of the nine nominees for our Board of Directors, at least three of whom must be independent under the NYSE rules. For so long as Morgan Stanley & Co. Incorporated or its affiliates continues to be the record and beneficial owner of shares representing less than 20% but 15% or more of our outstanding common stock, Morgan Stanley & Co. Incorporated or its affiliates will have the right to designate for nomination three members of the nine nominees for our Board of Directors, all of whom must be independent under the NYSE rules. Our Board of Directors may determine, in good faith, not to nominate any of Morgan

Stanley & Co. Incorporated or its affiliates designated nominees, if such nomination would constitute a breach of its fiduciary duties or applicable law or violate our amended and restated certificate of incorporation, by-laws, corporate governance guidelines or similar policies, or if such designated nominees are reasonably likely not to be independent, under NYSE rules. In addition, as long as Morgan Stanley & Co. Incorporated or its affiliates continue to be the record and beneficial owner of shares representing at least 15% of our outstanding common stock, at least one of Morgan Stanley & Co. Incorporated or its affiliates’ director nominees shall be appointed to each of our standing committees. At such time that Morgan Stanley & Co. Incorporated or its affiliates become the record and beneficial owner of shares representing less than 15% of our outstanding common stock, Morgan Stanley & Co. Incorporated or its affiliates will no longer have the right to designate for nomination any nominees for our Board of Directors. In the event of a change in the number of members of our Board of Directors, Morgan Stanley & Co. Incorporated or its affiliates will have the right to designate a proportional amount of the members of the nominees for our Board of Directors to most closely approximate the rights described above. If, however, the number of nominees for our Board of Directors designated for nomination by Morgan Stanley & Co. Incorporated or its affiliates is reduced as a result of a decrease in the record and beneficial ownership of shares of our common stock by Morgan Stanley & Co. Incorporated or its affiliates, any subsequent acquisition of shares of our common stock by Morgan Stanley & Co. Incorporated or its affiliates will not result in the right of Morgan Stanley & Co. Incorporated or its affiliates to designate for nomination additional nominees for our Board of Directors.

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the accounting firm of PricewaterhouseCoopers LLP as independent registered public accounting firm to conduct the 2010 annual audit of our financial statements. This matter is nevertheless being submitted to the stockholders to afford them the opportunity to express their views. If this proposal is not approved at the Annual Meeting by the affirmative vote of stockholders holding a majority of the shares present in person or by proxy at the meeting and entitled to vote on this proposal, the Audit Committee intends to reconsider its appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm.

A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer any questions concerning the independent registered public accounting firm’s areas of responsibility, and will have an opportunity to make a statement if he or she desires to do so.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.

SECTION III.
OTHER REQUIRED INFORMATION

Executive Officers

The following table sets forth information about our executive officers as of March 23, 2010. Each of our executive officers serves at the pleasure of the Board of Directors:

Name	Age	Position

Jill D. Smith	51	President, Chief Executive Officer and Chairman of the Board of Directors
Yancey L. Spruill	42	Executive Vice President, Chief Financial Officer and Treasurer
Walter S. Scott	51	Executive Vice President and Chief Technical Officer
S. Scott Smith	51	Senior Vice President and Chief Operating Officer
J. Alison Alfers	43	Senior Vice President, Secretary and General Counsel
Scott M. Hicar	43	Senior Vice President and Chief Information Officer
Jeffrey S. Kerridge	48	Senior Vice President and General Manager of Defense and Intelligence
A. Rafay Khan	44	Senior Vice President, Commercial Sales

Jill D. Smith’s biographical information is shown above under Director Nominees.

Yancey L. Spruill joined DigitalGlobe in 2004, and currently serves as our Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining us, from 2000 to 2004, Mr. Spruill served as a Principal in the Investment Banking group at Thomas Weisel Partners. Additionally, Mr. Spruill’s prior investment banking experience includes roles at Lehman Brothers Inc. and at J.P. Morgan & Company. Mr. Spruill also served in several manufacturing engineering roles with Corning Incorporated and The Clorox Company. Mr. Spruill holds a Bachelor of Electrical Engineering from Georgia Tech and a Master of Business Administration from the Amos Tuck School of Business at Dartmouth College.

Dr. Walter S. Scott is our founder and currently serves as our Executive Vice President and Chief Technical Officer. From 1986 through 1992, Dr. Scott held a number of technical, program and department management positions at the Lawrence Livermore National Laboratory, including serving as the Assistant Associate Director of the Physics Department. Prior to this, Dr. Scott served as President of Scott Consulting, a Unix systems and applications consulting firm. Dr. Scott holds a Bachelor of Arts in Applied Mathematics, magna cum laude, from Harvard College and a Doctorate and Master of Science in Computer Science from the University of California, Berkeley.

S. Scott Smith joined DigitalGlobe in 2006 and currently serves as our Senior Vice President and Chief Operating Officer. Prior to joining us, from 1994 through 2005, Mr. Smith was employed with Space Imaging Inc., most recently as Executive Vice President in charge of all engineering, operations and global sales. Prior to this, Mr. Smith held various engineering and management positions for Lockheed Missiles & Space Company. Mr. Smith holds a Bachelor of Science in Aerospace Engineering from Syracuse University and a Master of Science in Aeronautical & Astronautical Engineering from Stanford University. Mr. Smith has resigned from the Company effective April 16, 2010.

J. Alison Alfers joined DigitalGlobe in January 2008 and currently serves as our Senior Vice President, Secretary and General Counsel. Prior to joining us, from 2005 through 2007, Ms. Alfers served as President of Alfers & Associates, a consulting firm specializing in compliance program development and corporate legal support for developing businesses. From 2004 to 2005, Ms. Alfers served as Senior Vice President and General Counsel for Knowledge Learning Corporation. Prior to 2004, Ms. Alfers served as Vice President and General Counsel for Space Imaging, Inc. Ms. Alfers holds a Bachelor of Arts from Arizona State University and a Juris Doctorate degree from the University of Arizona.

Scott M. Hicar joined DigitalGlobe in April 2009 and currently serves as our Senior Vice President and Chief Information Officer. From January 2008, until joining DigitalGlobe, Mr. Hicar was an independent consultant. From October 2006 to December 2007, Mr. Hicar was Senior Vice President and Chief Information Officer of Solectron Corporation, a global electronics manufacturing company for original equipment manufacturers. Prior to that, from 1997 to 2006, Mr. Hicar was Vice President of World Wide Information Technology and Chief Information Officer of Maxtor Corporation, a global manufacturer of hard disk drives. Prior to Maxtor, Mr. Hicar was a Principal Consultant in Supply Chain/ERP with PriceWaterhouse. Mr. Hicar holds a Bachelor of Business Administration degree in Management Information Systems from Ohio University.

Jeffrey S. Kerridge joined DigitalGlobe in 1996 and currently serves as our Senior Vice President and General Manager of Defense and Intelligence. Prior to joining us, Mr. Kerridge spent nearly 12 years with the Central Intelligence Agency’s National Photographic Interpretation Center, serving in many capacities, including division level officer, strategic planning; branch chief, program management; and analyst. Mr. Kerridge holds a Bachelor of Arts in Geography from the University of Colorado at Boulder.

A. Rafay Khan joined DigitalGlobe in January 2009 and currently serves as our Senior Vice President, Commercial Sales. From 2001 until January 2009, Mr. Khan served as an executive of NAVTEQ, most recently as Vice President for Business Development and Sales for Asia/Pacific and Singapore. He previously was employed by MetFabCity, DaimlerChrysler and Altair Engineering. Mr. Khan holds a Bachelor of Science in mechanical engineering from NED University in Karachi, Pakistan, a Master of Science in Mechanical Engineering from Stanford University and a Master of Business Administration from the University of Chicago Booth School of Business.

DIRECTOR MEETINGS AND COMMITTEES

Attendance at Meetings

Our Board of Directors met in person or conducted telephonic meetings a total of 5 times from May 13, 2009 (the date of pricing of our initial public offering) to December 31, 2009, and acted 1 time by unanimous written consent independent of the Board meetings. During such period, our Audit Committee held 5 meetings, the Compensation Committee held 3 meetings, and the Governance and Nominating Committee held 5 meetings. Each director attended all meetings held by the Board of Directors and all meetings of the committees of the Board of Directors on which such director served during such period.

Our non-management directors meet in closed executive sessions without the presence of management following each regular meeting of the Board of Directors during the year. General Estes serves as the lead independent director and presides over these executive sessions.

Director Independence

As required by our Corporate Governance Guidelines and Governance and Nominating Committee charter, our Board of Directors has determined that each of Paul M. Albert, Jr., Nick S. Cyprus, General Howell M. Estes III, Warren C. Jenson, Alden Munson Jr. and James M. Whitehurst is, and that Ms. McHale, prior to her resignation, was, an “independent director” as defined under the applicable rules and regulations of the SEC and the NYSE. A copy of our Corporate Governance Guidelines and Governance and Nominating Committee charter can be found on the Corporate Governance page of our website at http://investor.digitalglobe.com. There were no transactions, relationships or arrangements engaged in by these directors which we had to consider in making this determination.

Board Leadership Structure

Our Corporate Governance Guidelines do not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board may select the Chairman of the Board in any manner that it deems best for the Company at any given point in time. Currently, Ms. Smith is both our CEO and Chairman of the Board. Prior to 2008, the Board did not have a designated Chairman of the Board. In anticipation of the Company’s initial public offering, the Board, in June 2008 appointed Ms. Smith as Chairman of the Board. The Board considered the fact that the composition of the Board was in transition as the Company prepared to become public, and the need for very close coordination between management and the Board during this time period. The Board determined that it was in the best interest of the Company to have the positions of Chairman of the Board and Chief Executive Officer combined while the Board was developed and to take the Company through the initial phase of being a public company. The Board continues to believe that having the Chairman of the Board and Chief Executive Officer positions combined is appropriate for the Company. The Board has several members that are new to the Company and the Board believes that having Ms. Smith serve in both roles facilitates the identification and consideration of matters of significance to the Company and the stockholders, in particular strategic considerations. The Board will continue to evaluate on an annual basis the merit of having the position of Chairman of the Board and Chief Executive combined.

For so long as the positions are combined, the Board will have a lead independent director. Pursuant to our Corporate Governance Guidelines, the lead independent director shall be the Chair of the Governance and Nominating Committee, who is required to be an independent director. The lead independent director has primary responsibility for establishing meeting agendas, leading the executive sessions of the Board and Board evaluations, serving as the primary interface with management and coordinating activities of the other independent directors. General Estes is currently our lead independent director.

Board Oversight of Risk

The Audit Committee of the Board of Directors has specific responsibility under its charter for oversight of financial and enterprise risk management. The Company reports to the Audit Committee on risk management on a quarterly basis. Reports include such items as risk ranking, risk mitigation activities, and risk considerations in relation to execution of the Company’s strategy. The Audit Committee, or management at the request of the Committee, may then review with the Board any risk management items of particular significance. The day-to-day enterprise risk management responsibilities for the Company are currently overseen by an executive risk committee of the Company comprised of the Chief Financial Officer, the Chief Operating Officer, the Chief Information Officer, and the General Counsel, in accordance with the Company’s Enterprise Risk Management Policy. The Chief Financial Officer has primary responsibility for reporting to the Audit Committee on enterprise risk matters, though other members of management may participate, as warranted by the matters to be discussed.

Committees of the Board of Directors

The standing committees of our Board of Directors are the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee.

The Board of Directors annually reviews and approves the charter of each of the committees. The Audit Committee, the Compensation Committee and the Governance and Nominating Committee charters were reviewed and approved on March 1, 2010. The Audit Committee charter, the Compensation Committee charter and the Governance and Nominating Committee charter are available on the Corporate Governance page of our website at http://investor.digitalglobe.com.

Audit Committee.  Our Audit Committee assists our Board of Directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence and the performance of our independent registered public accounting firm. The Audit Committee: reviews the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review activities , as well as the results of regulatory examinations, and tracks management’s corrective action plans where necessary; reviews our financial statements, including any significant financial items and changes in accounting policies, with our senior management and independent registered public accounting firm; reviews our financial and enterprise risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm. The members of this committee are Mr. Cyprus, Mr. Albert and Mr. Jenson, each of whom qualifies as an independent director, as defined under the NYSE rules and Rule 10A-3 of the Exchange Act of 1934. Our Board of Directors has determined each member of the Audit Committee, including our chair, Mr. Cyprus, qualifies as a qualified financial expert as defined by applicable SEC rules.

Audit and Non-Audit Fees

PricewaterhouseCoopers’ charges for fiscal years 2009 and 2008 were as follows:

	2009	2008

Audit Fees	$675,000	$1,004,000
Audit Related Fees	$8,431	$116,210
Tax Fees	$—	$—
All Other Fees	$481,896	$689,360

Audit Related Fees were for Sarbanes Oxley compliance discussions and evaluations. Other fees were associated with our initial public offering and senior secured debt offering.

Audit Committee Policy Regarding Pre-Approval of Services of Independent Registered Public Accounting Firm

As set forth in its charter, the Audit Committee has the sole authority to review in advance, and grant any appropriate pre-approval of: (i) all auditing services to be provided by the independent registered public accounting firm and (ii) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Securities Exchange Act of 1934, and in connection therewith to approve all fees and other terms of engagement. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting. In 2009 and 2008, all fees of PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

AUDIT COMMITTEE REPORT

To the Board of Directors of DigitalGlobe, Inc.:

As set forth in more detail in the Audit Committee charter, the Audit Committee’s primary responsibilities fall into three categories:

•	first, the Audit Committee is responsible for monitoring the preparation of and reviewing the quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside independent registered public accounting firm regarding significant accounting and reporting matters;

•	second, the Audit Committee is responsible for the appointment, compensation, retention and oversight of all of the work of the independent registered public accounting firm, as well as determining whether the outside registered public accounting firm is independent (based in part on the annual letter provided to the Company pursuant to applicable requirements of the Public Company Accounting Oversight Board

regarding the public accounting firm’s communications with the Audit Committee concerning independence); and

•	third, the Audit Committee oversees management’s implementation of effective systems of internal controls.

The Audit Committee has reviewed and discussed with the Company’s management and its independent registered public accounting firm, PricewaterhouseCoopers LLP, the Company’s audited financial statements for the years ended December 31, 2007, 2008 and 2009, known as the Audited Financial Statements. Management advised the Audit Committee that the Audited Financial Statements were prepared in accordance with generally accepted accounting principles. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards Vol.1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with that firm its independence from the Company. The Audit Committee also discussed with the Company’s management and PricewaterhouseCoopers LLP such other matters, and received such assurances from that firm, as the Audit Committee deemed appropriate.

Management is responsible for the Company’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.

Based on the foregoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the Audited Financial Statements, and relying thereon, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in our Annual Report on Form 10-K for 2009.

THE AUDIT COMMITTEE

Nick S. Cyprus
Paul M. Albert, Jr.
Warren C. Jenson

Compensation Committee.  Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our equity award plans. The Compensation Committee will review and evaluate, at least every 24 months, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter. The members of this committee are Mr. Jenson, General Estes and Mr. Whitehurst, each of whom qualifies as an independent director, as defined under the applicable rules and regulations of the SEC and the NYSE. Mr. Jenson is the current chair of the Compensation Committee.

Governance and Nominating Committee.  The Governance and Nominating Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Governance and Nominating Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters. The members of this committee are General Estes, Mr. Albert and

Mr. Munson, each of whom qualifies as an independent director, as defined under the applicable rules and regulations of the SEC and the NYSE. General Estes is the current chair of the Governance and Nominating Committee.

The Governance and Nominating Committee reviews all candidates for nomination to the Board of Directors, including those recommended by stockholders, and including those recommended by Morgan Stanley under the Morgan Stanley Investor Agreement. To have a candidate considered by the Governance and Nominating Committee for the 2011 Annual Meeting, a stockholder must submit the recommendation in writing to our corporate Secretary at the address listed on the first page of this Proxy Statement no later than February 19, 2011. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as brief biographical information setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director. Our bylaws include additional requirements regarding nominations of persons at a stockholders’ meeting other than by the Board of Directors.

The Governance and Nominating Committee evaluates and reviews with the Board from time to time the appropriate qualifications, expertise and characteristics required of Board members. This assessment includes consideration of experience, background and skills, including an understanding of media content markets, U.S. government contracting, international business, corporate finance, accounting and internal controls, technology, sales and marketing, and strategic business planning. The Board believes it is in the best interest of the Company for the Board to be comprised of members with diverse professional backgrounds, educational backgrounds, and experience levels in order to bring different points of view and substantive areas of expertise to the Board. Specifically, the Board seeks to have members with respective expertise in each of its two main markets, defense and intelligence, and the commercial digital content/mass media market. The Board also looks for individuals with experience in growth companies, as well as individuals with experience in large mature companies. The Board considers depth in certain skill sets, in particular financial reporting and internal controls, to be of primary importance for the Board. Accordingly, the Board seeks to have no less than two independent qualified financial experts on the Board at any time to ensure redundancy in eligibility for the Audit Committee chair position. The financial experience of all Board members is a significant consideration in evaluation of candidates. The Board assesses qualifications of potential Board members in the context of the perceived needs of the Board at a particular point in time with the objective of maintaining a highly qualified Board with diversity in experience, educational background and skill sets. In determining whether to recommend a director for re-election, the Governance and Nominating Committee also considers the director’s tenure on the Board, past attendance at meetings, participation in and contributions to the activities of the Board, the director’s continued independence (including any actual, potential or perceived conflicts of interest), as well as the director’s age and changes in his or her principal occupation or professional status.

Succession Planning

Our Board of Directors is accountable for the development, implementation and continual review of a succession plan for the CEO and other executive officers. Board members are expected to have a thorough understanding of the characteristics necessary for a CEO to execute on a long-term strategy that optimizes operating performance, profitability and stockholder value creation. As part of its responsibilities under its Charter, the Compensation Committee of the Board oversees the succession planning process for the CEO and other key employees. The ongoing succession process is designed to reduce vacancy, readiness and transition risks and develop strong leadership quality and executive bench strength. The succession plan for the CEO and other key employees is reviewed annually with the Board in executive session.

Communications with the Board

The Board encourages our stockholders and other interested parties who are interested in communicating with the independent directors as a group to do so electronically by clicking on independentdirector@digitalglobe.com on our corporate governance website located at http://investor.digitalglobe.com or by mail addressed to: Corporate Secretary, DigitalGlobe, Inc., 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503.

Correspondence received that is addressed to the independent directors will be reviewed by our General Counsel or designee, who will regularly forward to the independent directors all correspondence that, in the opinion of our General Counsel, deals with the functions of the Board or committees thereof or that the General Counsel otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to the independent directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

DIRECTOR COMPENSATION

The table below provides information concerning cash and other compensation paid to our independent non-employee directors who served during year 2009.

	Fees Earned or	Option	All Other
Name	Paid in Cash ($)	Awards ($)(3)	Compensation ($)	Total ($)

Paul M. Albert, Jr.	$78,000	$252,483	—	$330,483
General Howell M. Estes III	78,000	247,756	—	325,756
Warren C. Jenson	78,000	311,352	—	389,352
Judith A. McHale(1)	46,194	311,352	—	357,546
Nick S. Cyprus(2)	20,843	213,662	—	234,505
Alden Munson, Jr. (2)	10,826	199,351	—	210,177
James M. Whitehurst(2)	$10,826	$199,351	—	$210,177

(1)	Ms. McHale resigned from the Board of Directors of the Company on May 26, 2009. Therefore her fees earned were prorated for her time as a director.

(2)	These individuals were elected to the Board of Directors of the Company during 2009 and received prorated fees for the year.

(3)	Amounts represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the ASC Topic 718 calculations, see Note 8 to our consolidated financial statements included elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2009.

As of December 31, 2009, Mr. Albert held options to purchase 41,932 shares of our common stock, General Estes held options to purchase 33,984 shares of our common stock, Mr. Jenson held options to purchase 32,512 shares of our common stock, Mr. Cyprus held options to purchase 22,876 shares of our common stock, Mr. Munson held options to purchase 17,847 shares of our common stock, and Mr. Whitehurst held options to purchase 17,847 shares of our common stock.

Directors’ Compensation

During 2008, the head of our human resources function performed a competitive analysis of our Board of Directors’ compensation using data from publicly available filings as well as publicly available surveys. We retained Mercer (US) Inc., or Mercer, to provide information and advice regarding the competitiveness of our Board of Directors compensation. We discussed our analysis with consultants from Mercer, who provided comments and confirmed that our data was based on competitive companies.

Effective March 1, 2009, we pay to each of our non-employee directors:

•	an annual retainer of $30,000;

•	a fee of $3,750 for in-person attendance at each board meeting;

•	annual committee fees of $6,000 for each committee ($12,000 for committee chairs); and

•	annual equity awards having a value of $85,000 and an equity grant having a value of $170,000 upon joining our Board of Directors.

We also reimburse our directors for their travel costs and expenses relating to attendance at committee and board meetings. In addition, pursuant to the Company’s Director Education Policy, the Company will reimburse up to $5,000 per director per year for expenses incurred by a director in connection with attendance at certain approved continuing education programs. Approved programs include (i) industry specific conferences with programs that are addressing matters reasonably expected to affect the Company, (ii) professional continuing education programs related to professional certifications (e.g. CPA), and (iii) programs related to corporate governance or service on boards of directors. Other education programs may be approved on a case-by-case basis by the lead independent director and the Chairman of the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires our executive officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. We are required to disclose any failure of these executive officers, directors and 10% stockholders to file these reports by the required deadlines. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no report on Form 5 was required for such persons, we believe that, for the reporting period covering 2009, our executive officers and directors complied, on a timely basis, with all their reporting requirements under Section 16(a) for the year.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors reviewed and discussed with the Company’s management the following Compensation Discussion and Analysis (CD&A). Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission. The Board accepted the Compensation Committee’s recommendation.

Compensation Committee:
Warren Jenson (Chair)
General Howell Estes, III
James Whitehurst

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the material elements of the compensation of our named executive officers and describes the objectives and principles underlying our executive compensation programs.

Objectives of Our Executive Compensation Programs

A key component of our business strategy is to provide incentives to attract, retain and motivate top talent. The total compensation package for our named executive officers and other executives is designed to align individual compensation with our critical short-term and long-term objectives. We strive to meet these objectives by implementing the following principles:

•	a substantial portion of the total compensation paid to our executives should be performance-based compensation; and

•	we should support our overall business objectives by aligning executive pay with our financial and operating performance.

Our compensation programs are designed with these principles in mind in order to recognize our overall performance as a company, as well as reward individual contributions.

Compensation Process

Compensation Process.  Pursuant to its charter, the Compensation Committee has responsibility for overseeing our compensation and employee benefit plans and practices, including the incentive and equity compensation plans in which our named executive officers participate. The Compensation Committee also has responsibility for evaluating and reporting to the Board of Directors on matters concerning management performance. In carrying out these responsibilities, the Compensation Committee reviews the performance of the Chief Executive Officer, the Chief Executive Officer’s evaluation of the other named executive officers, and her recommendations with respect to their compensation (discussed below). The Compensation Committee also reviews all components of named executive officer compensation for consistency with our compensation philosophy. Ultimately, the Compensation Committee recommends to the Board compensation for all named executive officers, including the Chief Executive Officer, and the full Board takes this recommendation under advisement. The full Board of Directors has the final responsibility for setting compensation for our named executive officers.

Role of Management.  At the end of each year, the Chief Executive Officer evaluates the performance of the named executive officers, excluding her own performance, and discusses the results of such evaluations with the Compensation Committee. These evaluations assess actual performance relative to each officer’s individual business related goals and objectives, and the contribution made by each officer to our overall results. The Chief Executive Officer also considers the level of responsibility of each named executive officer and his or her specific individual leadership accomplishments. Based on the foregoing evaluations, the Chief Executive Officer makes specific recommendations to the Compensation Committee regarding any adjustments to base salary for the named executive officers. The Chief Executive Officer also makes recommendations to the Compensation Committee regarding any adjustments to the target cash and equity components of the Success Sharing Plan (discussed below) for the upcoming year. Starting in 2009, the Chief Executive Officer also recommended to the Compensation Committee the amount to be paid to each named executive officer (excluding the Chief Executive Officer) under the discretionary portion of the cash component of the Success Sharing Plan for the completed year.

Management periodically provides to the Compensation Committee a review of and recommendations regarding the design and strategy of the compensation and benefit plans affecting the named executive officers. The Compensation Committee takes such recommendations under advisement and makes adjustments to such plans as it deems appropriate.

Use of Compensation Consultants.  For fiscal year 2009, the decisions of the Compensation Committee regarding appropriate levels and types of compensation continued to be informed by studies commissioned by the Compensation Committee from compensation consultants Mercer and Dolmat Connell and Partners in 2007 and 2008. At that time, the consultants had reviewed public and private companies in the telecommunications and electronics industries that were comparable to us in terms of annual revenue and other financial metrics. The companies reviewed included 24/7 RealMedia.Inc., AeroVironment, Inc., Argon St. Inc., C-Cor Incorporated, CNET Networks, Inc., CoStar Group, Inc., GeoEye, Inc., Getty Images, Globalstar, Inc., Globecomm Systems Inc., Harmonic Inc., Intevac, Inc., INVESTools, Inc., Move, Inc., NAVTEQ, Radyne, Raven Industries, Inc., Schawk, Sirius Satellite Radio and XM Satellite Radio (now Sirius/XM), Trimble Navigation, and ViaSat. In addition to the specific companies mentioned above, the consultants reviewed aggregated industry survey data.

The Compensation Committee used the results of these studies to understand the long-term incentive compensation, total direct compensation (i.e., salary, cash bonus, and long-term incentives), and change in control/severance practices of the industry comparable companies. While the Compensation Committee did not determine at that time to set overall compensation or any given component at a particular percentage in relation to the industry group, the Committee did use the information to generally gauge the competitiveness of our compensation. Since then, the Compensation Committee has continued to use that baseline information as a guide, and has adjusted the named executive officers’ compensation as it deems to be appropriate given performance, experience, and competitive necessity.

In the fall of 2009, the Compensation Committee engaged Towers Perrin to serve as its independent compensation consultant. Towers Perrin assisted with a review of executive compensation pay levels and program design. The Compensation Committee took the results of this review under advisement in developing and recommending approval by the Board of the 2010 Success Sharing Plan. A description of our 2010 Success Sharing Plan was filed with the SEC on Form 8-K on March 8, 2010.

Components of Executive Compensation

We compensate our named executive officers for their performance through a combination of base salary, annual cash incentives, and long-term equity incentives that are granted on an annual basis. Annual cash incentives and annual long-term equity incentive grants are delivered under our Success Sharing Plan, which is described in detail below. As an executive’s level of responsibility and position increases, a greater portion of his or her total compensation is based on variable or incentive pay. Only base salary is assured so that the majority of overall compensation is at risk for senior executives. We believe that this emphasis on incentive based compensation is appropriate because senior executives are the persons most able to influence company performance.

Base Salary

As discussed above, in 2007 and 2008, the Compensation Committee had commissioned certain compensation studies from consultants. The resulting report concerning total direct compensation was utilized in the initial determination of the level of base salary provided to our named executive officers with whom we entered into employment agreements in 2008. No adjustments to the base salaries of our named executive officers were made in 2009. The base salary levels for Mr. Khan and Mr. Hicar were established when they joined the Company in January 2009 and April 2009, respectively, and reflected the Compensation Committee’s understanding of market compensation levels.

The base salaries of our named executive officers for 2008 and 2009 are shown below.

	2008	2009

Jill D. Smith	$480,000	$480,000
A. Rafay Khan	N/A	260,000
Scott M. Hicar	N/A	250,000
Yancey L. Spruill	300,000	300,000
J. Alison Alfers	$250,000	$250,000

Equity Compensation

The Compensation Committee administers our equity incentive compensation plans for the named executive officers. The Compensation Committee considers the grant of equity awards to the named executive officers upon hire and on an annual basis. For 2008 and 2009, the criteria for determining the size of the annual equity grants to the named executive officers were set forth under the Success Sharing Plan (discussed in further detail below). Grants are made in the form of stock options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, and in the form of restricted shares of our stock. Our stock options typically have a 10-year term, and typically vest over four years dependent on continued employment. Our restricted stock also typically vests over four years dependent on continued employment.

Equity incentives are designed to (1) encourage performance that leads to enhanced stockholder value, (2) closely align the executive’s interests with those of the stockholders, and (3) encourage retention. We currently make all equity grants under our 2007 Employee Stock Option Plan, or the “2007 Plan.” We also have prior awards outstanding under the Amended and Restated 1999 Equity Incentive Plan, or the “1999 Plan.”

Success Sharing Plan

The Success Sharing Plan is our incentive compensation plan under which both annual cash bonuses and annual long term incentive grants are delivered to executives. The Success Sharing Plan covers all of the named executive officers other than the Chief Executive Officer. Though the Chief Executive Officer does not participate in the Success Sharing Plan, the Company financial goals set forth in the Success Sharing Plan may be applicable to the Chief Executive Officer for purposes of determining her cash bonus amount (see the related discussion of Ms. Smith’s Employment Agreement under “Chief Executive Officer Employment Agreement” below). For fiscal years 2008 and 2009, the Company financial goals set forth in the Success Sharing Plan were used to determine the Chief Executive Officer’s annual cash bonus payable under her employment agreement. The Chief Executive Officer’s equity grants for fiscal years 2008 and 2009 are discussed separately under “Chief Executive Officer Employment Agreement” below.

The purpose of the Success Sharing Plan is to recognize overall company success, as well as departmental, team, and individual contributions. Thus, the Success Sharing Plan has both formulaic and discretionary or qualitative elements, as described in more detail below. The Compensation Committee and our full Board of Directors ultimately have discretion with respect to approval of both the cash and the equity awards made under the Success Sharing Plan.

Because we use our full year financial results to determine achievement of company financial goals for purposes of awards under the Success Sharing Plan, awards earned for performance in one fiscal year are not actually paid and/or granted until March of the succeeding fiscal year. Due to this staggered administration of the plan, both the 2009 Success Sharing Plan (under which awards were paid in 2010) and the 2008 Success Sharing Plan (under which awards were paid in 2009) are described in this Compensation Discussion and Analysis. Under SEC reporting rules, the cash component of the 2009 Success Sharing Plan (paid in 2010) is reported in the Summary Compensation Table and in the Grants of Plan Based Awards Table. Because the equity component of our 2009 Success Sharing Plan is awarded at the discretion of the Board after the end of 2009, it is not reported as 2009 compensation in either the Summary Compensation Table or the Grants of Plan Based Awards Table, but the equity component of the 2008 Success Sharing Plan (granted in 2009) is reported this year in both of those tables.

2009 Success Sharing Plan

Cash Component.  Annual cash bonuses for our named executive officers under the 2009 Success Sharing Plan were 80% based on the achievement of company financial goals according to a pre-determined formula, and except for the Chief Executive Officer, were 20% based on the Chief Executive Officer’s discretionary evaluation of the individual job performance of each named executive officer. The company financial goals are approved by the Board of Directors on an annual basis at the beginning of the fiscal year. The introduction of a discretionary element into the cash component of the plan for 2009 was based on the recommendation of the Chief Executive Officer that inclusion of a discretionary component would allow for recognition of individual performance and thereby motivate superior performance in a more substantial way than was possible under the strictly formulaic approach where the entire cash bonus for every individual was determined solely by company financial results. The Compensation Committee considered the recommendation from the Chief Executive Officer, and determined that the inclusion of a discretionary component for the cash bonus would incentivize stronger individual performance that would in turn contribute to achievement of overall company objectives. Upon recommendation from the Compensation Committee, the Board of Directors approved the inclusion of the discretionary component of the cash bonus for the named executive officers, excluding the Chief Executive Officer, for 2009.

The aggregate cash awards for named executive officers participating in the 2009 Success Sharing Plan and comprising both the formula-based and discretionary portions, were targeted at the following percentages of their base salaries: Mr. Spruill (60%); Mr. Khan, Mr. Hicar, and Ms. Alfers at 50%. The percentage targets were established in their respective employment agreements. In the case of Ms. Smith, under the terms of her employment agreement, her target cash award is 70% of her base salary. For 2009 her cash award was based solely on achievement of company financial goals, as set forth in the 2009 Success Sharing Plan (see the discussion of Ms. Smith’s employment agreement under “Chief Executive Officer Employment Agreement” below). Under the 2009 Success Sharing Plan, actual payouts of the cash award to the participating named executive officers can range from 0% to 200% of these target levels, depending on the level of achievement of the pre-determined company financial goals for the formula-based portion, and the size of the award under the discretionary portion. The actual payout for Ms. Smith may also be less or greater than the target amount, as determined by the Board in accordance with the terms of her employment agreement.

For 2009, the formula-based portion of the cash award was based on three performance metrics: commercial revenue, defense and intelligence revenue, and adjusted EBITDA (“A-EBITDA”). Specifically, A-EBITDA under this plan is defined as net income or loss, adjusted for depreciation and amortization, net interest income or expense, income tax expense, loss on disposal of assets, restructuring, loss on early extinguishment of debt, bonus expense, and non-cash stock compensation expense. These metrics were weighted 25% commercial revenue; 25% defense and intelligence revenue; 50% A-EBITDA.

Cash awards are determined independently on each of the three metrics, depending on the actual level of performance. Performance above or below target causes the award amount for that metric to be increased or decreased, with a minimum requirement that at least 90% of the target for any given metric be achieved in order for that metric to pay out at all, and a maximum award of 200% of target on any given metric if that metric is achieved at 120% or greater of target. Awards are interpolated between the described intervals.

The table below shows the performance goals for the three metrics, the level of achievement of the goals, and the payout percentages for the formula-based portion of the cash award:

	2009 Target	2009 Actual	2009 Payout
	Performance in	Performance in	Percentage per
Metric	Millions	Millions	Metric

CBU Revenue	$63.7	$50.9	79.9%
DIBU Revenue	$220.3	$231.0	104.9%
A-EBITDA	$171.7	$174.6	101.7%
Total Payout as a Percentage of Target:			85.5%

The payment of the discretionary portion of the cash award under the 2009 Success Sharing Plan to the named executive officers (other than the Chief Executive Officer) was based on the Chief Executive Officer’s qualitative assessment of each officer’s job performance for the year. The table below shows, for each named executive officer, other than the Chief Executive Officer, the percentages of the target award earned on the discretionary portion of the cash award, and, when added to the percentage earned on the formula-based portion of the cash award, the percentage of the total target bonus earned and the actual total bonus amounts paid under the 2009 Success Sharing Plan. These bonus amounts are reported in the “Non-Equity Incentive Plan Compensation” column of the 2009 Summary Compensation Table.

	Percent of	Percent of Formula-	Percent of Total
	Discretionary	Based Portion	Target Bonus
	Portion Earned	Earned	Earned	Bonus Amount

A. Rafay Khan	100.0%	85.5%	88.4%	$110,132
Scott M. Hicar	130.0%	85.5%	94.4%	$88,500
Yancey L. Spruill	100.0%	85.5%	88.4%	$159,120
J. Alison Alfers	150.0%	85.5%	98.4%	$123,000

Equity Component.  In addition, the 2009 Success Sharing Plan provided for equity awards that could be granted to the named executive officers, other than the Chief Executive Officer, at the discretion of the Compensation Committee following completion of the fiscal year. Recommendations for these equity awards were made by the Chief Executive Officer to the Compensation Committee based on her assessment of performance and her assessment of a competitive and appropriate award value. The equity awards under the 2009 Success Sharing Plan were granted in March 2010, with 70% of the award value delivered in the form of stock options, and 30% of the award value delivered in the form of restricted stock, each with four-year vesting dependent on continued employment. This mix of vehicles is intended to emphasize focus on share price appreciation, while providing some retention value and focus on long-term value.

2008 Success Sharing Plan

Equity Component.  The 2008 Success Sharing Plan provided for equity awards that were granted at the discretion of the Compensation Committee following completion of the fiscal year. Recommendations for these equity awards for the named executive officers (other than the Chief Executive Officer) were made by the Chief Executive Officer to the Compensation Committee based on her assessment of the executives’ individual job performance and contributions to company priorities. The equity awards under the 2008 Success Sharing Plan were granted in March 2009 in the form of stock options, and are reported in the “Option Awards” column of the 2009 Summary Compensation Table and the “Other Option Awards” column of the 2009 Grants of Plan Based Awards Table.

Chief Executive Officer Employment Agreement

Annual Cash Bonus.  The Chief Executive Officer’s employment agreement requires that her annual bonus be based on performance criteria that are established by the Board of Directors, which can include both financial criteria and individual goals, at the Board’s discretion. The employment agreement also provides that Ms. Smith’s target annual bonus amount will be 70% of her base salary, with the actual bonus amount paid, which can be greater or lesser than the target amount, including zero, dependent on the level of achievement of the goals. For 2008 and 2009, the Board determined that the performance goals applicable to Ms. Smith’s annual cash bonus were to be the financial performance metrics as set forth in the applicable Success Sharing Plans, described above.

The table below shows the percentage of the target award earned by Ms. Smith in 2009 based on achievement of the Company’s financial goals as set forth in the 2009 Success Sharing Plan. This bonus amount is reported in the “Non-Equity Incentive Plan Compensation” column of the 2009 Summary Compensation Table.

	Percent of Total
	Target Bonus Earned	Bonus Amount

Jill D. Smith	85.5%	$287,280

Annual Equity Grant.  Ms. Smith’s employment agreement also provides that she will be eligible for an annual equity grant based on her achievement of company and individual performance goals, as established by the Board of Directors. For 2008 and 2009, the performance goals included contributions in areas such as: achieving the Company’s financial goals; preparing the Company to become public; strengthening the Company’s core assets; leveraging existing assets to deliver cost-effective products and services; enhancing infrastructure; strengthening the skills of executives and directors; acquiring, growing and supporting major accounts; and developing the Company as an organization, including scaling, positioning for organic growth, and succession planning.

The employment agreement provides for a target annual equity grant valued at $1 million, with greater (up to a maximum of $1.5 million) or lesser (including zero) values possible depending on the level of performance. In both 2008 and 2009 (relating to the equity grants made in March of 2009 and 2010, respectively), the Compensation Committee recommended, and the Board of Directors approved, equity awards for Ms. Smith based on assessment of her overall performance ratings and achievement of objectives in the areas referenced above. For 2008, her award was $1,168,544 and for 2009 her award was $950,000. The 2008 equity award was delivered in the form of stock options, and the 2009 equity award was delivered 70% in the form of stock options and 30% in the form of restricted stock, each with four-year vesting dependent on continued employment. The 2008 award granted in 2009 is shown in the Summary Compensation Table and the Grant of Plan Based Awards Table.

Special IPO Stock Grant.  Ms. Smith’s employment agreement provides that she will receive an award of common stock upon the first to occur of (i) a change in control (as defined in the 2007 Plan) and (ii) an initial public offering, with the size of the stock award depending on the Company’s stock price, as follows:

Number of Shares of Common Stock
(Adjusted for Reverse Stock Split that
Occurred on April 28,
Per Share Stock Price	2009)

<$40	40,000
Þ=$40 and <$50	80,000
Þ=$50	120,000

Accordingly, as a result of the completion of our initial public offering that took place on May 14, 2009, at a price of $19.00 per share, Ms. Smith received an award of 24,560 shares of common stock, reflecting a gross award of 40,000 shares less 15,440 shares that were withheld for taxes, as provided in her employment agreement. This award is not subject to a vesting schedule or restricted in any way. This award appears in the “Stock Awards” column of the 2009 Summary Compensation Table.

Restricted Stock.  When Ms. Smith entered into her employment agreement, she was granted 30,000 shares of restricted stock, to vest in equal annual installments on each of March 31, 2009, 2010, and 2011, based on achievement of the overall performance goal for the Company as set forth under the Success Sharing Plan. The company performance goal for 2008 and 2009 respectively was measured by attainment of target A-EBITDA. The Company achieved its target A-EBITDA for both years, and accordingly, the Compensation Committee recommended and the Board of Directors approved full vesting of the installments on March 31, 2009 (for performance in 2008) and March 31, 2010 (for performance in 2009). The 10,000 shares, net of 3,108 shares that were withheld for taxes, as provided in her employment agreement, of restricted stock that vested on March 31, 2009 are reported in the 2009 Option Exercises and Stock Vested Table.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans maintained by us.

Non-qualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

2009 SUMMARY COMPENSATION TABLE

The following summary compensation table sets forth the total compensation earned for the years ended December 31, 2009 and December 31, 2008, by the chief executive officer, chief financial officer and our three other most highly compensated executive officers who were serving as executive officers on December 31, 2009. We refer to these officers as our “named executive officers.”

						Non-Equity		All Other
Name and		Salary		Stock	Option	Incentive Plan		Compensation
Principal Position	Year	($)(1)		Awards ($)(2)	Awards ($)(2)	Compensation ($)		($)(3)	Total ($)

Jill D. Smith,	2009	480,000		760,000	1,168,544	287,280	(5)	9,002	2,704,826
President and Chief	2008	463,551		663,000	2,169,730	378,069		7,750	3,682,100
Executive Officer
A. Rafay Khan,	2009	249,167	(4)		738,500	110,132	(6)	230,614	1,328,413
Senior Vice President,	2008	N/A		N/A	N/A	N/A		N/A	N/A
Commercial
Scott M. Hicar,	2009	170,564	(4)		649,996	88,500	(6)	4,096	913,156
Chief Information Officer,	2008	N/A		N/A	N/A	N/A		N/A	N/A
Sr. Vice President
Global Information Services

Yancey L. Spruill,	2009	300,000		—	365,809	159,120	(6)	8,914	833,843
Executive Vice President,	2008	304,663		—	487,420	205,742		7,750	1,005,575
Chief Financial Officer
and Treasurer
J. Alison Alfers,	2009	250,000		—	257,076	123,000	(6)	8,492	638,568
Senior Vice President,	2008	252,598		—	736,000	150,000		7,074	1,145,672
Secretary and General Counsel

1)	In 2008, we elected to change our payroll processing cycle from bi-weekly to semi-monthly and as a result paid out 8 days extra in 2008 to all employees.

2)	Amounts represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the ASC Topic 718 calculations, see Note 8 to our consolidated financial statements included elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2009.

3)	Includes the value of annual employer match under our tax-qualified 401(k) Savings and Retirement Plan and employer paid disability insurance premiums. The value for Mr. Khan includes a monthly expatriate allowance related to his foreign assignment.

4)	Salary paid to Messrs. Khan and Hicar was pro-rated based on their dates of employment of January 2009 and April 2009, respectively.

5)	Represents amounts awarded under Ms. Smith’s employment agreement.

6)	Represents amounts earned under the 2009 Success Sharing Plan. A summary of the material terms of the 2009 Success Sharing Plan is provided above in “— 2009 Success Sharing Plan.”

2009 GRANTS OF PLAN-BASED AWARDS

The following table contains information with respect to (i) cash incentives paid to our named executive officers in March 2010 for performance during 2009 under the 2009 Success Sharing Plan, (ii) options granted in 2009 for performance during 2008 under the 2008 Success Sharing Plan and (iii) initial grants made to new employees. The exercise price per share of each option granted to our named executive officers was determined by our Board to be equal to the fair market value of our common stock on the date of grant.

					All Other
					Stock			Exercise
					Awards:	All Other Option		or Base	Grant Date
					Number	Awards: Number		Price of	Fair Value
		Estimated Future Payouts under			of Shares	of Securities		Option	of Stock and
		Non-Equity Incentive Plan Awards(1)			of Stock	Underlying		Awards	Option
Name	Grant Date	Threshold	Target	Maximum	or Units	Options(#)(3)		($/Sh)	Awards ($)(6)

Jill D. Smith	3/23/2009					109,006	(4)	$21.30	$10.72
	N/A	168,000	336,000	672,000	50,000 (2)
A. Rafay Khan(7)	2/23/2009					70,000	(5)	21.30	10.55
	N/A	62,292	124,584	249,167
Scott M. Hicar(7)	5/26/2009					67,079	(5)	18.75	9.69
	N/A	46,875	93,750	187,500
Yancey L. Spruill	3/23/2009					34,124	(4)	21.30	10.72
	N/A	90,000	180,000	360,000
J. Alison Alfers	3/23/2009					23,981	(4)	21.30	10.72
	N/A	62,500	125,000	250,000

1)	The Threshold represents achievement of the lowest minimum level required for payment across all three financial performance metrics (A-EBITDA, commercial revenue, and defense and intelligence revenue) and assumes an award of 50% of the discretionary component of the bonus amount for named executive officers other than Ms. Smith. The actual payout can be lower, including zero, based on metrics met. See the 2009 Summary Compensation Table for actual cash bonus amounts paid for 2009 under the 2009 Success Sharing Plan.

2)	Ms. Smith’s employment agreement provided, upon the completion of an IPO, for a one-time stock bonus of 40,000 shares of common stock. The number of shares was determined based on a combination of IPO price, and subject to her continued employment, as described in Ms. Smith’s employment agreement. Additionally, 10,000 shares were granted as a performance bonus under the terms of her agreement. See “Chief Executive Officer Employment Agreement” above.

3)	The stock options shown in the table are intended to qualify as incentive stock options to the extent permissible under Section 422 of the Code.

4)	These stock options reflect the portion of the bonus payment under our 2008 Success Sharing Plan that was paid in the form of stock options granted in 2009.

5)	These stock options were granted in connection with Mr. Khan’s and Mr. Hicar’s commencement of employment.

6)	Reflects the grant date fair value of the stock options granted during 2009, calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

7)	Amounts shown for Messrs. Khan and Hicar are pro-rated based on their dates of employment of January 2009 and April 2009, respectively.

OUTSTANDING EQUITY AWARDS AT YEAR-END 2009

The following table contains information concerning the outstanding equity awards held by our named executive officers as of December 31, 2009.

	Option Awards
	Number of	Number of				Stock Awards
	Securities	Securities				Number of	Market or Payout
	Underlying	Underlying				Unvested	Value of Unvested
	Unexercised	Unexercised		Option	Option	or Unearned Shares,	or Unearned Shares,
	Options (#)	Options (#)		Exercise	Expiration	Units or Other	Units or Other
Name	Exercisable	Unexercisable		Price ($/Sh)	Date	Rights (#)	Rights ($)

Jill D. Smith	3,000	—		$12.50	12/1/2014	20,000 (1)	442,000
	125	—		12.50	12/31/2014
	200,000	—		12.50	10/15/2015
	35,457	38,543	(2)	27.40	1/31/2018
	12,909	861	(3)	27.40	3/7/2018
	80,000	70,000	(4)	22.10	11/3/2018
	—	109,006	(6)	21.30	3/23/2019
A. Rafay Khan	—	70,000	(7)	21.30	2/23/2019
Scott M. Hicar	—	67,079	(8)	18.75	5/26/2019
Yancey L. Spruill	80,000	—		10.00	4/14/2010
	40,000	—		12.50	10/20/2015
	25,000	—		22.50	6/14/2017
	19,047	24,953	(2)	27.40	1/31/2018
	8,607	573	(3)	27.40	3/7/2018
	—	34,124	(6)	21.30	3/23/2019
J. Alison Alfers	58,331	21,669	(5)	27.40	1/31/2018
	—	23,981	(6)	21.30	3/23/2019

1)	One-half of the shares covered by this award will vest on each of March 31, 2010 and 2011, based on our performance against goals to be established by the Compensation Committee with respect to 2009 and 2010, respectively. If the goal for any such year is not met, the shares that otherwise would have vested will be forfeited.

2)	Twenty-five percent of the option vested on January 31, 2009; the remaining will vest in equal amounts on a monthly basis thereafter, subject to continued employment as of such vesting dates, with full vesting scheduled to occur on January 1, 2012.

3)	Fifty percent of the option vested immediately on the date of grant, March 7, 2008; the remaining will vest in equal amounts on a monthly basis thereafter, subject to continued employment as of such vesting dates, with full vesting scheduled to occur on March 7, 2010.

4)	These options were granted pursuant to Ms. Smith’s employment agreement. 40,000 options vested as of the date of grant; 40,000 options vested on September 1, 2009; 40,000 options vest on September 1, 2010; and the remaining 30,000 options will vest on September 1, 2011.

5)	Twenty-five percent of the option vested on the date of grant, January 1, 2008; an additional twenty-five percent vested on January 1, 2009, the remaining will vest in equal amounts on a monthly basis thereafter, subject to continued employment as of such vesting dates, with full vesting scheduled to occur on January 1, 2011.

6)	Twenty-five percent of the option will vest on March 23, 2010; the remaining will vest in equal amounts on a monthly basis thereafter, subject to continued employment as of such vesting dates, with full vesting scheduled to occur on March 23, 2013.

7)	Twenty-five percent of the option will vest on January 16, 2010; the remaining will vest in equal amounts on a monthly basis thereafter, subject to continued employment as of such vesting dates, with full vesting scheduled to occur on January 16, 2013.

8)	Twenty-five percent of the option will vest on May 26, 2010; the remaining will vest in equal amounts on a monthly basis thereafter, subject to continued employment as of such vesting dates, with full vesting scheduled to occur on May 26, 2013.

2009 OPTION EXERCISES AND STOCK VESTED

	Stock Options		Stock Awards
	Shares Acquired	Value Realized	Number of Shares	Value Realized
Name	upon Exercise (#)	upon Exercise ($)	Acquired on Vesting (#)	upon Vesting ($)

Jill D. Smith	—	—	50,000 (1)	$973,000
A. Rafay Khan	—	—	—	—
Scott M. Hicar	—	—	—	—
Yancey L. Spruill	—	—	—	—
J. Alison Alfers	—	—	—	—

(1)	Of amount shown the Company withheld 18,548 shares to cover tax withholding obligations.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Benefits Payable to Ms. Smith

Ms. Smith’s Employment Agreement provides the following benefits in the event of termination or a Change in Control (as defined below). First, Ms. Smith’s agreement provides for accelerated vesting of certain long term incentive awards in the event of a Change in Control. Specifically, in 2008, Ms. Smith was granted 30,000 restricted shares of our common stock, of which 10,000 shares vested on March 31 of 2009, and of which 10,000 shares will vest on March 31 of each of 2010 and 2011, subject to the achievement of performance goals determined by the Board. Upon the occurrence of a Change in Control, the vesting of 50% of the unvested portion of such shares shall accelerate in accordance with the provisions of our 2007 Plan. In addition, in 2008, Ms. Smith was granted an option to acquire 150,000 shares of our common stock, 40,000 of which vested upon the effective date of her employment agreement, and 40,000 vesting on each of the first and second anniversary of the effective date, and the remaining 30,000 vesting on the third anniversary of the effective date of her agreement. Upon a Change in Control, in accordance with Ms. Smith’s employment agreement, the unvested portion of this option would immediately vest. Ms. Smith also receives an annual grant of long term incentive awards based on her performance during the prior year, as described above. Pursuant to her employment agreement, in the event of Change in Control, any unvested portions of awards outstanding as of the date of the Change in Control would immediately vest.

All numbers shown above are adjusted from those shown in the text of Ms. Smith’s employment agreement to reflect a 1 for 5 reverse split of the Company’s stock that was executed on April 28, 2009 ahead of our IPO.

Second, if Ms. Smith’s employment is terminated prior to a Change in Control for any reason other than cause, disability, or death, or if she resigns prior to a Change in Control for Good Reason, she will be entitled to receive severance benefits in an amount equal to twice the sum of her base salary and the average of the two most recent years’ bonuses. If Ms. Smith’s employment terminates under these circumstances upon or within 36 months following a Change in Control, her severance is calculated as the sum of her base salary plus her target bonus for the year in which the Change in Control occurred, multiplied by two and one-half (2.5). If Ms. Smith elects continuation coverage under COBRA following such a termination of employment, the Company will provide such benefits at its sole cost for the period used to calculate her severance payment. Any receipt of benefits under the terms of the employment agreement is contingent upon the executive’s execution and non-revocation of a general release and waiver of employment-related claims against the Company.

The following definitions apply for purposes of Ms. Smith’s employment agreement:

“Good Reason” means:

•	a material reduction or change in Ms. Smith’s title or job duties inconsistent with her position and her prior duties, responsibilities and requirements;

•	any reduction of Ms. Smith’s then-current base salary or her target bonus;

•	relocation of Ms. Smith to a facility or location more than 30 miles from the Company’s current offices in Longmont, Colorado; or

•	a material breach by the Company of Ms. Smith’s employment agreement.

The Company has 30 days following receipt of Ms. Smith’s notice of termination for Good Reason to cure the event constituting Good Reason.

“Cause” means:

•	conviction of a felony or a crime involving fraud or moral turpitude;

•	commission of theft, a material act of dishonesty or fraud, intentional falsification of employment or company records, or a criminal act that impairs Ms. Smith’s ability to perform her duties;

•	intentional or reckless conduct or gross negligence materially harmful to the Company or its successor;

•	willful failure to follow lawful instructions of the Board; or

•	gross negligence or willful misconduct in the performance of duties.

“Change in Control” means: the occurrence of any of the following events:

i.) Any person (other than persons who are employees of the Company at any time more than one year before a transaction) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities. In applying the preceding sentence, (A) securities acquired directly from the Company or its affiliates by or for the person shall not be taken into account, and (B) an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be Change in Control, as reasonably determined by the Board;

ii.) The Company consummates a merger, or consolidation of the Company with any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no person (other than persons who are employees at any time more than one year before a transaction) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

iii.) The stockholders of the Company approve an agreement for the sale or disposition by the Company of all, or substantially all, of the Company’s assets; or

iv.) The stockholders of the Company approve a plan or proposal for liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

Third, Ms. Smith’s employment agreement provides for the payment of a “gross-up” payment if she becomes entitled to certain payments and benefits and equity acceleration under her employment agreement and those payments and benefits constitute “parachute” payments under Section 280G of the Internal Revenue Code.

In addition, in accordance with the 1999 Plan, all outstanding stock options held by Ms. Smith (and all other option holders with grants under that plan) become fully vested in connection with a Change in Control, as defined in the 1999 Plan.

Benefits Payable to Messrs. Khan, Hicar, Spruill and Ms. Alfers

The employment agreements of Messrs. Khan, Hicar, Spruill, and Ms. Alfers provide that in the event of a Change in Control, as defined in the 2007 Plan, all then-outstanding unvested equity awards held by the executive will become fully vested.

The employment agreements also provide that if the executive’s employment is terminated for any reason other than for Cause, disability, or death, or if the executive resigns for Good Reason, he or she will be entitled to severance pay equal to the sum of his or her base salary and the average of the most recent two years’ bonuses. If the executive’s employment terminates under these circumstances upon or following a Change in Control, severance pay is calculated as the sum of his or her base salary plus the target bonus for the year in which the Change in Control occurred, multiplied by one and one-half (1.5). If the executive elects continuation coverage under COBRA following such termination of employment, the Company will provide the benefits at its sole cost for the period used to calculate his severance payment.

Each employment agreement provides for the payment of a “gross-up” payment if the executive becomes entitled to certain payments and benefits and equity acceleration under his or her employment agreement and those payments and benefits constitute “parachute” payments under Section 280G of the Code.

The receipt of severance pay or benefits under the terms of these employment agreements is contingent upon the executive’s execution and non-revocation of a general release and waiver of employment-related claims against the Company. For purposes of the foregoing employment agreements, “Good Reason” and “Cause” are defined the same as under Ms. Smith’s employment agreement.

The following table reflects our estimate of the dollar value of the benefits payable to our named executive officers pursuant to the terms of their employment agreements, assuming that a qualifying termination event as described under the agreements occurred on December 31, 2009.

				Value of
		Severance Pay	Value of Option	Restricted Stock	280G
Name	Trigger	And Benefits($)	Acceleration($)(1)	Acceleration($)(2)	Gross-up

Jill D. Smith	Termination of Employment other than for Cause, Disability, or Death, or Resignation for Good Reason	1,655,387	—
	Change in Control	2,077,547	1,805,544	442,000	935,074
A. Rafay Khan	Termination of Employment other than for Cause, Disability, or Death, or Resignation for Good Reason	485,151	—
	Change in Control	832,529	738,500
Scott M. Hicar	Termination of Employment other than for Cause, Disability, or Death, or Resignation for Good Reason	354,564	—
	Change in Control	586,596	649,955
Yancey L. Spruill	Termination of Employment other than for Cause, Disability, or Death, or Resignation for Good Reason	498,351	—
	Change in Control	743,881	365,809
J. Alison Alfers	Termination of Employment other than for Cause, Disability, or Death, or Resignation for Good Reason	401,153	—
	Change in Control	584,480	257,076

1)	Represents the aggregate intrinsic value of the accelerated vesting of the named executive officer’s unvested, in the money stock options. The named executive officers’ unvested stock option holdings as of December 31, 2009 are set forth in the “Outstanding Equity Awards at Year-End 2009” table above.

2)	Represents the aggregate intrinsic value of the accelerated vesting of 100% of the restricted stock award. Ms. Smith’s unvested restricted stock holdings as of December 31, 2009 are set forth in the “Outstanding Equity Awards at Year-End 2009” table above.

Employee Benefit and Stock Plans

1999 Equity Incentive Plan

On February 16, 2000, our Board adopted our 1999 Plan. On December 12, 2000, our stockholders approved our 1999 Plan, pursuant to which qualified and nonqualified stock options to purchase shares of our stock or the stock itself may be issued to employees, officers, directors, and consultants.

A total of 2,000,000 shares of our common stock were authorized for issuance under the 1999 Plan. As of December 31, 2009, options to purchase a total of 748,143 shares of our common stock were issued and outstanding, and a total of 1,009,834 shares of our common stock had been issued upon the exercise of options granted under the 1999 Plan.

Options granted pursuant to the 1999 Plan are subject to certain terms and conditions as contained therein, have a ten-year term, generally vest over a four-year period, and are immediately exercisable.

In connection with a change in control, as defined under our 1999 Plan, any then unvested award outstanding under our 1999 Plan will become fully vested. Under our 1999 Plan, a “change in control” is defined generally as (i) the disposition of substantially all of our assets, (ii) a consolidation or merger into another company in which our stockholders immediately prior to the transaction own less than 50% of the voting power of the surviving entity or its parent immediately following the transaction, (iii) a merger in which we are the surviving corporation but our common stock is converted into other property, whether securities, cash, or otherwise, (iv) prior to an initial public offering, any transaction or series of transactions in which more than 50% of our voting power is transferred to another entity, or (v) after an initial public offering, acquisition by any person, group or entity of at least 30% of our voting power; provided, that in the case of the transactions described in clauses (ii) and (iii) above, the transaction will only be considered a change in control if our stockholders immediately prior to the transaction hold less than 50% of the surviving company or its parent or, if the transaction involves the issuance of securities of an affiliate company, such affiliate.

2007 Employee Stock Option Plan

On June 14, 2007, our Board adopted our 2007 Plan. On June 21, 2007, our stockholders approved our 2007 Plan, pursuant to which qualified and nonqualified stock options to purchase shares of our common stock, or grants of our common stock, may be issued to our employees, officers, directors and consultants.

A total of 5,000,000 shares of our common stock were authorized for issuance under the 2007 Plan. The plan provides for reservation of an additional 2% of such figure each year for issuance. As of December 31, 2009, options to purchase a total of 2,469,271 shares of our common stock were issued and outstanding, and 27,157 shares of our common stock had been issued upon the exercise of options granted under the 2007 Plan.

Upon a change in control, unless otherwise provided in the applicable award agreement, (i) 50% of then-outstanding unvested awards under the 2007 Plan held by each participant with one year of service will vest; and (ii) 25% of then-outstanding unvested awards under the 2007 Plan held by participants with less than one year of service will vest. In addition, in connection with a change in control, the Compensation Committee may in its discretion arrange for the substitution of awards, waive repurchase rights, provide for the cashing out of awards or the termination of awards. Under our 2007 Plan, a “change in control” is defined generally as (i) the acquisition of company securities representing 50% or more of the combined voting power of the Company; (ii) the consummation of a merger or consolidation of the Company into any other corporation unless our voting securities immediately before the transaction continue to represent at least 50% of the combined voting power of the Company or the surviving entity, and unless in connection with the transaction no person or entity becomes the beneficial owner of securities representing 50% or more of the combined voting power of our then-outstanding securities; (iii) our stockholders approval of an agreement for the sale of all or substantially all of our assets or (iv) our stockholders approval of a plan for liquidation or dissolution of the Company.

Rule 10b5-1 Sales Plans

Our directors and executive officers have, and may in the future, adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to the best of our knowledge, the beneficial ownership of our common stock as of the close of business on March 23, 2010 by:

•	each of the executive officers named in the 2009 Summary Compensation Table;

•	each of our directors;

•	each person known by us to be the beneficial owner of more than 5% of our common stock; and

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o DigitalGlobe, 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 45,492,424 shares of common stock outstanding on March 23, 2010.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options, restricted stock or warrants held by that person that are currently exercisable or exercisable within 60 days of March 23, 2010 to be included. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Shares Beneficially Owned
Directors and Executive Officers:	Number	% of Class

Jill D. Smith(1)	441,281	*
A. Rafay Khan(2)	27,866	*
Scott M. Hicar	2,140	*
Yancey L. Spruill(3)	113,134	*
J. Alison Alfers(4)	76,867	*
Paul M. Albert, Jr.(5)	46,561	*
General Howell M. Estes III(6)	34,863	*
Warren C. Jenson(7)	33,391	*
Nick S. Cyprus(8)	23,755	*
Alden Munson, Jr.(9)	18,726	*
James M. Whitehurst(10)	18,726	*
Eddy Zervigon	—	*
All executive officers and directors as a group 19 persons)(11)	1,362,118	2.9%
Other 5% Stockholders:
Morgan Stanley(12)	14,363,476	31.6%
Beach Point Capital Management LP(13)	3,729,349	8.2%
Hitachi, Ltd.(14)	3,309,144	7.3%

(1)	Ms. Smith’s beneficial ownership includes exercisable options to purchase 368,042 shares of common stock.

(2)	Mr. Khan’s beneficial ownership includes exercisable options to purchase 23,333 shares of common stock.

(3)	Mr. Spruill’s beneficial ownership includes exercisable options to purchase 108,171 shares of common stock.

(4)	Ms. Alfers’ beneficial ownership includes exercisable options to purchase 73,157 shares of common stock.

(5)	Mr. Albert’s beneficial ownership includes exercisable options to purchase 38,932 shares of common stock.

(6)	General Estes’ beneficial ownership includes exercisable options to purchase 33,984 shares of common stock.

(7)	Mr. Jenson’s beneficial ownership includes exercisable options to purchase 32,512 shares of common stock.

(8)	Mr. Cyprus’ beneficial ownership includes exercisable options to purchase 22,876 shares of common stock.

(9)	Mr. Munson’s beneficial ownership includes exercisable options to purchase 17,847 shares of common stock.

(10)	Mr. Whitehurst’s beneficial ownership includes exercisable options to purchase 17,847 shares of common stock.

(11)	This amount includes: (i) 103,662 shares of common stock registered in the name of Walter S. Scott & Dianne R. Scott, Trustees or Their Successors in Trust under the Walter and Diane Scott Living Trust, Dated March 19, 2000; (ii) 20,906 shares of common stock formerly registered in the name of Walter Scott or His Successor in Trust as Trustee of the Robert and Christina Tillman Gift Trust, Dated May 17, 1995, which shares are now registered in street name; (iii) 12,063 shares of common stock registered in the name of Neal T. Anderson or Janice E. Stutts, Trustees or Their Successors in Trust under the Anderson-Stutts Living Trust, Dated June 1, 2001; and (iv) exercisable options to purchase 1,043,863 shares of common stock.

(12)	As known to us pursuant to Schedule 13G filed with the SEC on February 12, 2010, Morgan Stanley, as a parent holding company, indirectly owns 400 shares of our common stock as of December 31, 2009, and may be deemed to have sole voting and dispositive power with respect to an additional 14,363,076 shares of our common stock which shares are directly owned by its indirect, wholly-owned subsidiary, Morgan Stanley Principal Investments, Inc., as of December 31, 2009. The address of Morgan Stanley and Morgan Stanley Principal Investments, Inc. is 1585 Broadway, New York, NY 10036.

(13)	As known to us pursuant to an Amendment No. 2 to Schedule 13G filed with the SEC on January 28, 2010, the 3,729,349 shares of our common stock reported on this schedule may be deemed to be beneficially owned by Beach Point Capital Management LP as of December 31, 2009, by virtue of its voting and investment power over these shares that are owned by its clients. Beach Point Capital Management LP, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to certain of its clients. Beach Point GP LLC is the sole general partner of Beach Point Capital Management LP. As a result, Beach Point GP LLC may be deemed to share beneficial ownership of the 3,729,349 shares of our common stock held by the clients of Beach Point Capital Management LP as of December 31, 2009. In this schedule, Beach Point Capital Management LP and Beach Point GP LLC each specifically disclaim beneficial ownership of any shares reported on this schedule. The address of Beach Point Capital Management LP and Beach Point GP LLC. is 11755 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90025.

(14)	As known to us pursuant to Schedule 13G filed with the SEC on February 12, 2010, Hitachi, Ltd. directly owns 379,252 shares of our common stock as of December 31, 2009, and may be deemed to have sole voting and dispositive power with respect to an additional 2,929,892 shares of our common stock which shares are directly owned by its controlling subsidiary, Hitachi Software Engineering Co., Ltd., as of December 31, 2009. The address of Hitachi, Ltd. is 6-6, Marunouchi 1-chrome, Chiyoda-ku, Tokyo 100-8280, Japan. The address of Hitachi Software Engineering Co., Ltd. is 12-7, Higashishinagawa 4-chrome, Shinagawa-ku, Tokyo 140-0002, Japan.

ADVANCED REGISTRATION

To register in advance for the Annual Meeting please check the appropriate box on your proxy card. Advanced registration will expedite your admission to the meeting but is not required for admittance.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, Proxy Statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the office of the SEC at 450 Fifth Street, N.W.,

Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov and on our website at www.digitalglobe.com.

By order of the Board of Directors,

J. Alison Alfers
Senior Vice President, Secretary and General Counsel
Longmont, Colorado

April 7, 2010

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN
THE ENCLOSED VOTING FORM OR PROXY CARD PROMPTLY OR VOTE YOUR SHARES
BY TELEPHONE OR USING THE INTERNET

ANNUAL MEETING OF STOCKHOLDERS OF
DIGITALGLOBE, INC.
May 19, 2010

PROXY VOTING INSTRUCTIONS
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The notice of meeting and proxy statement
are available at http://www.proxydocs.com/DGI
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.     ELECTION OF THREE CLASS I DIRECTORS EACH TO SERVE FOR A THREE-YEAR TERM EXPIRING AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

☐		NOMINEES:
	FOR ALL NOMINEES	O Paul M. Albert, Jr. O Jill D. Smith
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O James M. Whitehurst
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

2. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.

If you plan to attend the Annual Meeting, please check the box at right.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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DIGITALGLOBE, INC.
Proxy for Annual Meeting of Stockholders on May 19, 2009
Solicited on Behalf of the Board of Directors
As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.
     The undersigned hereby appoints J. Alison Alfers and Yancey L. Spruill, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of DigitalGlobe, Inc., to be held at the Boulderado Hotel, 2115 Thirteenth Street, Boulder, Colorado 80302, on Wednesday, May 19, 2010, at 9:00 a.m. Mountain Daylight Time and at any postponement or adjournment thereof, as follows:
(Continued and to be signed on the reverse side.)

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